                                                                       Exhibit 5


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ATLAS PEARLMAN
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                                                                 P.A.
                    ATTORNEYS AT LAW

Jan Douglas Atlas        Joel D. Mayersohn           of Counsel
Michael W. Baker         William Nortman             Jon A. Sale
Alan H. Baseman          Charles B. Pearlman         Benedict P. Kuehne
Stephen W. Bazinsky      James M. Schneider          Sergio Vivanco A.**
Roxanne K. Beilly        Wayne H. Schwartz
Elliot P. Borkson        Douglas Paul Solomon
Robin Corwin Campbell    Michael L. Trop              Director of
Eric Lee                 Kenneth P. Wurtenberger      Marketing and Development
                                                      Scott I. Cowan*

Deborah Ann Byles        Matthew W. Miller
Rebecca G. DiStefano     Brian A. Pearlman
April I. Halle           Jonathan S. Robbins
Kip O. Lassner           Samantha Nicole Tesser    *not licensed to practice law
Andrew Lockwood          Steven I. Weinberger      **not admitted in Florida



                                                                  March 14, 2000


Viragen (Europe) Ltd.
865 S.W. 78th Avenue, Suite 100
Plantation, Florida 33324

     RE: REGISTRATION STATEMENT ON FORM S-8 - VIRAGEN (EUROPE) LTD. - COMMON STOCK ISSUED PURSUANT TO COMMON STOCK PURCHASE OPTIONS

Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Viragen, Inc. (the "Company") of an aggregate of 650,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the Company's 1997 Stock Option Plan (the "Plan") and Common Stock purchase option (the "Option") with Donald Magnus Nicolson.

     In our capacity as special counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Plan, the Option, the Company's Certificate of Incorporation (as amended), By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

     Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock when issued in accordance with the terms of the Plan and the Option will be, validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the Registration Statement on Form S-8 filed with the Commission and the reference to this firm under the heading "Legal Matters" in the Registration Statement on Form S-8.

                                                   Very truly yours,

                                                   ATLAS PEARLMAN, P.A.

                                                   /s/ Atlas Pearlman, P.A.